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                                  NEWS RELEASE
                                  ------------

CONTACTS:   Joseph A. Santangelo - Chief Financial Officer
            Orleans Homebuilders, Inc. (215) 245-7500
            (www.orleanshomes.com)
            ---------------------

FOR IMMEDIATE RELEASE:
                              ORLEANS HOMEBUILDERS
     REPORTS RECORD DILUTED EARNINGS PER SHARE OF $2.96 FOR FISCAL YEAR 2005
                     AND INCREASES GUIDANCE FOR FISCAL 2006

BENSALEM, PENNSYLVANIA, AUGUST 17, 2005:

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Orange County, New York; and Chicago, Illinois.

         Fiscal Year 2006 Guidance:
            o The Company raises its fiscal year ending June 30, 2006 guidance for net income to $3.38 to $3.43 per diluted share from its previous estimate of $3.33 to $ 3.38 per diluted share. In addition, the Company increases its fiscal year ending June 30, 2006 guidance with respect to revenue to $990 million to $1.02 billion from its previous estimate of $970 million to $1.0 billion.

         Financial Highlights for the Fourth Quarter Ended June 30, 2005:
            o Fiscal year 2005 fourth quarter residential property revenue increased 92% to $396,294,000 (1,031 homes) compared with $206,318,000 (621 homes) for the prior year period.
            o Fiscal year 2005 fourth quarter new orders increased 77% to $284,090,000 (724 homes) compared with $160,435,000 (490 homes)
               for the prior year period.
            o The backlog at June 30, 2005 increased 42% to $553,237,000 (1,406 homes) compared with $390,827,000 (1,119 homes) at June 30, 2004.
            o Fiscal year 2005 fourth quarter net income increased 87% to $28,579,000 ($1.51 per diluted share) compared to $15,277,000
               ($.82 per diluted share) for the prior year period.
            o Fiscal year 2005 fourth quarter EBITDA (1) increased 95% to $54,038,000 compared with $27,780,000 for the prior year period.
            o The Company currently controls approximately 17,100 building lots, a 39% increase compared to the approximately 12,300 lots controlled at June 30, 2004.

         Financial Highlights for the Twelve Months Ended June 30, 2005:
            o Fiscal year 2005 residential property revenue increased 68% to $911,004,000 (2,507 homes) compared with $540,745,000 (1,753 homes) for the prior year period.
            o Fiscal year 2005 new orders increased 45% to $874,753,000 (2,256 homes) compared with $604,143,000 (1,822 homes) for the prior year period.
            o Fiscal year 2005 net income available to common shareholders increased 46% to $55,584,000 ($2.96 per diluted share) compared to $37,975,000 ($2.20 per diluted share) for the prior year period.
            o Fiscal year 2005 EBITDA(1) increased 48% to $105,816,000 compared with $71,328,000 for the prior year period.


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          "We are extremely pleased with our record year-end backlog of $553 million and our 77% increase in fourth quarter new orders, which we believe will enable us to achieve our revenue and earnings guidance for fiscal 2006. We are well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO.


Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results on Thursday, August 18, 2005, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com by clicking on the heading "Investor Relations". The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).


A replay of the conference call will be available later in the day on August 18th on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three and twelve months ended June 30, 2005 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under the heading "Investor Relations".

         About Orleans Homebuilders, Inc.
         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following thirteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Orange County, New York; and Chicago, Illinois. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income

-------------------------- ------------------- ----------------- ------------------ ------------------
                              THREE MONTHS       THREE MONTHS      TWELVE MONTHS      TWELVE MONTHS
                             ENDED 6/30/05      ENDED 6/30/04      ENDED 6/30/05      ENDED 6/30/04
-------------------------- ------------------- ----------------- ------------------ ------------------
EBITDA                            $54,038,000       $27,780,000       $105,816,000        $71,328,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Income tax expense                 18,164,000         9,865,000         35,399,000         24,643,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Interest                            6,825,000         2,449,000         13,312,000          7,933,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Depreciation                          470,000           189,000          1,521,000            673,000
-------------------------- ------------------- ----------------- ------------------ ------------------
Net income                        $28,579,000       $15,277,000        $55,584,000        $38,079,000
-------------------------- ------------------- ----------------- ------------------ ------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's



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     historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

f:/finan/10K Reports and Support/2005/Press Release 06-30-05.doc